EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We have issued our report dated February 23, 2001 accompanying the consolidated financial statements incorporated by reference in the Annual Report of United Community Banks, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of United Community Banks, Inc. on Form S-8 (File No. 33-80885, effective December 27, 1995).


                                             /s/ Porter Keadle Moore, LLP

                                             PORTER KEADLE MOORE, LLP




Atlanta, Georgia
March 30, 2001